EXHIBIT 10.35

PLEDGE AND SECURITY AGREEMENT

          PLEDGE AND SECURITY AGREEMENT, dated as of March 17, 2004 (this “Agreement”) among: SPACE SYSTEMS/LORAL, INC., a corporation organized under the laws of the State of Delaware and operating for the time being as a debtor and debtor-in-possession (the “Seller” or “SS/L”); each of the affiliates of the Seller identified under the caption “AFFILIATE PLEDGORS” on the signature pages hereof (individually, an “Affiliate Pledgor” and, collectively, the “Affiliate Pledgors” and, together with the Seller, the “Obligors”); and INTELSAT LLC, as the Purchaser under the Procurement Agreement referred to below (the “Buyer” or “Secured Party”).

          The Seller and the Buyer have executed and delivered Contract No. Intelsat-6770, as of even date herewith for Intelsat Sigmasat Spacecraft and Associated Equipment and Services (the “Procurement Agreement”), providing, subject to the terms and conditions thereof, for the construction of a geosynchronous telecommunications satellite (the “Purchased Satellite”) and, in connection therewith, the delivery of a $50 million cash deposit (the “Deposit”) from the Buyer to Seller on terms and conditions described in the Procurement Agreement (as defined below).

          It is a condition precedent to Buyer’s obligation to pay the Deposit to the Seller under the Procurement Agreement that certain obligations of the Seller under the Procurement Agreement be secured by a first priority, perfected security interest in all right, title and interest of the Obligors in certain collateral in the manner and to the extent described herein.

          To induce the Buyer to deliver its Deposit and thereby extend credit to Seller under the Procurement Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors have agreed to pledge, charge and grant a security interest in their respective existing and future right, title and interest in the Collateral (as hereinafter defined) to the extent described herein until terminated in accordance with the terms of this Agreement.

          Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

          SECTION 1.01. Defined Terms. As used herein:

          “Accounts” has the meaning assigned to such term in paragraph (e) of Article III.

          “ANATEL” means the National Agency of Telecommunications.

          “ANATEL Concession” means the license issued by ANATEL to Skynet/Brazil for the provision of EDS Satellite capacity pursuant to the ANATEL Concession Agreement.

          “ANATEL Concession Agreement” means the Agreement of Exploitation of Rights of Brazilian Satellite for Telecommunications Signals Transport (ANATEL Concession Agreement), between ANATEL and Skynet/Brazil, dated May 5, 1999, as amended.

          “APA” means the Asset Purchase Agreement, dated as of July 15, 2003, as amended, among Intelsat, Ltd., Intelsat (Bermuda), Ltd., Loral Space & Communications Corporation, as debtor and debtor-in-possession, SpaceCom and Loral Satellite, Inc., as debtor and debtor-in-possession.

          “Assigned Agreement” has the meaning assigned to such term in paragraph () of Article III.

          “Boeing Contract” means the Agreement, dated as of October 19, 2000 by and between The Boeing Company and Skynet/Brazil, as amended.

          “Capacity Contracts” means all present and future contracts providing for sale of EDS Satellite capacity, including the Boeing Contract.

          “Cash Equivalents” means (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition, (ii) time deposits, banker’s acceptances and certificates of deposit having maturities of not more than 12 months from the date of acquisition of any domestic or foreign commercial bank having capital and surplus in excess of $500,000,000, which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (iv) below, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor’s Ratings Group (“S&P”) or P-2 or the equivalent thereof by Moody’s Investors Service, Inc. (“Moody’s”) and in either case maturing within 270 days after the date of acquisition, (v) senior corporate obligations rated at least BBB or the equivalent thereof by S&P or Baa or the equivalent thereof by Moody’s and in either case maturing within 2 years of the date of acquisition and (vi) any money market fund registered under the Investment Company Act of 1940, as amended, which invests solely in underlying securities of the types described in clauses (i) through (iv) above, provided that no more than 25% of the aggregate amount of Cash Equivalents at any time may be rated lower than A-l or P-l or A- or A3, as the case may be.

          “Collateral” has the meaning assigned to such term in Article III.

          “Copyrights” has the meaning assigned to such term in paragraph (j) of Article III.

          “Documents” has the meaning assigned to such term in paragraph (i) of Article III.

          “EDS Contract” means the Estrela do Sul Contract No. LS130A between Skynet and SS/L entered into as of 22 February 2000, as amended.

          “EDS Satellite” means the satellite described in, constructed under and to be delivered pursuant to the terms of the EDS Contract, together with all Deliverable Items (as defined in the EDS Contract) and including, without limitation, the Intellectual Property.

          “Encumbrance” has the meaning assigned to such term in the APA.

          “Instruments” has the meaning assigned to such term in paragraph (f) of Article III.

          “Insurance Policies” has the meaning assigned to such term in paragraph (f) of Section 4.01.

          “Intellectual Property” means, collectively, all Copyrights, all Patents and all Trademarks.

          “Inventory” has the meaning assigned to such term in paragraph (g) of Article III.

          “Loral Ltd.” means Loral Space & Communications Ltd., a company organized under the laws of Bermuda and operating as a debtor and debtor-in-possession.

          “Launch Insurance” has the meaning assigned to such term in paragraph (i) of Article II.

          “LHL” means Loral Holdings Ltd., a company organized under the laws of Bermuda.

          “LHL Transfer” means the transfer of ownership of LHL from Loral Ltd. to SpaceCom.

          “Patents” has the meaning assigned to such term in paragraph (k) of Article III.

          “Permitted Liens” means (i) liens junior and subordinate to the liens created hereunder provided that the junior secured party agrees in writing in form and substance satisfactory to Secured Party with Secured Party that (X) it will not take any action in respect of the Collateral without giving the Secured Party 180 days’ prior written notice, (Y) any proceeds from the Collateral will be applied first as set forth in Section 5.05 and only thereafter as set forth in the instruments, agreements or documents governing such junior lien, and (Z) providing for reasonable and customary provisions for non-interference and cooperation with the exercise of remedial provisions by the Secured Party ; (ii) liens of record purported to be created by filings under the Uniform Commercial Code or other applicable law that are not authorized by any Obligor; (iii) liens for taxes not yet due and payable; and (iv) transfers permitted under the Annex 1.

          “Permitted Transactions” means the transactions described in Annex 1 hereto.

          “Person” has the meaning assigned to such term in the APA.

          “Pledged Collateral” has the meaning assigned to such term in paragraph (c) of Article III.

          “Pledged Stock” has the meaning assigned to such term in paragraph (a) of Article III.

          “Satellite Agreements” means the EDS Contract and the Skynet/Brazil EDS Contract.

          “Secured Obligations” means the payment and performance of (x) the obligation of Seller to refund to Buyer all or any remaining portion of the unearned Deposit under Articles 20 and 21 of the Procurement Agreement, plus (y) all obligations of the Seller under Section 6.03 (a) hereof. From and after the earlier of (i) such payment and performance and (ii) such time as Seller shall have earned $50 million of payments under the Procurement Agreement,, the amount of Secured Obligations shall be zero. For clarity, the maximum amount of Secured Obligations under clause (x) of the first sentence of this definition shall not exceed $50,000,000 and shall be reduced dollar for dollar as payments are earned under the Procurement Agreement.

          “Security Documents” means this Agreement, the Quota Pledge Agreement, made as of the date hereof, by and among LHL, Loral Skynet International LLC, Space/Brazil, and Intelsat (Bermuda), Ltd. (the “Space Quota Agreement”), the Quota Pledge Agreement, made as of the date hereof, by and among Space/Brazil, Loral Skynet International LLC, Skynet/Brazil, and Intelsat (Bermuda), Ltd. (the “Skynet Quota Agreement”, and together with the Space Quota Agreement, the “Quota Agreements”), all financing statements filed and other filings made in respect thereof, and any other document delivered by any Obligor to confirm or perfect the security interests intended to be created hereby.

          “Security Event of Default” means (i) the termination of the Procurement Agreement pursuant Article 20.B, 21.A, or 21.B thereof and the failure of Seller to repay the Deposit (or portion thereof) in the amount and within the time period specified in the Procurement Agreement, and (ii) any Obligor fails to observe, perform or comply with any of the provisions or terms contained in any Security Document or shall be in breach of any representation or warranty contained herein and such failure or breach could reasonably be expected to have a material adverse effect on the Collateral, taken as a whole, or the ability or such Obligor to perform its obligations under this Agreement, taken as a whole, or the other Security Documents and such failure or breach shall continue for a period of thirty (30) days (or, if such failure cannot be reasonably cured within such thirty (30) day period but is capable of being cured within ninety (90) days, then for a period of ninety (90) days, provided such Obligor continues to exercise diligence to effect such cure throughout such period) after written notice of such failure has been given by Purchaser to Seller.

          “Skynet” means Loral Skynet, a division of SpaceCom.

          “Skynet/Brazil” means Loral Skynet do Brasil Ltda., a company organized under the laws of Brazil.

          “Skynet/Brazil EDS Contract” means the Contract between Skynet/Brazil and Loral Skynet, a division of SpaceCom, dated March 10, 2003, for the sale and purchase of the EDS Satellite.

          “SpaceCom” means Loral SpaceCom Corporation, a corporation organized under the laws of the State of Delaware and operating as a debtor and debtor-in-possession.

          “Space/Brazil” means Loral Space do Brasil Ltda., a company organized under the laws of Brazil and the 99.99997% share holder of Skynet/Brazil.

          “Trademarks” has the meaning assigned to such term in paragraph (1) of Article III.

          “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

          SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, including an amendment and restatement thereof, but subject to any restrictions on such amendments, supplements or modifications set forth herein, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns or, in the case of any Governmental Authority, any entity succeeding to any or all of the functions of such Governmental Authority, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Annexes shall be construed to refer to Sections of, and Annexes to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

          Each Obligor represents and warrants to the Secured Party that as of the date hereof:

          (a) Such Obligor (i) is a company validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the Collateral or the ability of such Obligor to perform its obligations under this Agreement and the other Security Documents to which it is a party, and (iv) has the power and authority to execute, deliver and perform its obligations under the Satellite Agreements to which it is a party, this Agreement and the other Security Documents to which it is a party.

          (b) The execution, delivery and performance of the Satellite Agreements and Security Documents to which it is a party (i) have been duly authorized by all requisite company action and (ii) will not (A) violate (x) any provision of the certificate or articles of incorporation or other constitutive documents or by-laws (or bye-laws) of such Obligor or of any provision of any material law, statute, rule or regulation, (y) any judgment, writ, injunction, decree of order applicable to such Obligor or (z) any provision of any material indenture, material agreement or other material instrument to which such Obligor is a party or by which the Collateral is bound (other than prohibitions against the pledge and assignment of Capacity Contracts to the extent such prohibitions are not rendered ineffective under the Uniform Commercial Code), in each case in a manner which could reasonably be expected to have a material adverse effect on the Collateral or the ability of such Obligor to perform its obligations under this Agreement or the other Security Documents to which it is a party (other than the approvals described in the proviso set forth in paragraph (d) below) or (B) result in the creation or imposition of any Encumbrance upon or with respect to any Collateral now owned or hereafter acquired by such Obligor (other than any Encumbrance created pursuant to or permitted by any Security Document or created pursuant to the Satellite Agreements).

          (c) Each of the Satellite Agreements and Security Documents to which it is a party has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms.

          (d) No action, consent or approval of, registration or filing with or any other action by any governmental authority is or will be required in connection with the execution, delivery and performance of the Satellite Agreements or Security Documents, except for (i) the filing of Uniform Commercial Code financing statements, (ii) approvals that may be required pursuant to the terms of the ANATEL Concession Agreement, (iii) as contemplated in Section 4.05 hereof, (iv) the registration of security interests granted hereunder by Loral Ltd. under the laws of Bermuda, (v) the consent of the Bermuda Monetary Authority to certain of the Permitted Transactions contemplated hereby, (vi) other immaterial approvals, registrations and filings, (vii) the registration of the Security Documents before the Registry of Deeds and Documents in Brazil and (viii) such other actions consents, approvals, registrations or filings that have been taken, obtained or made.

          (e) Such Obligor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Article III and no Encumbrance exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for: (i) Encumbrances permitted under the Security Documents, (ii) Encumbrances created or provided for by the Satellite Agreements or the agreements governing the LHL Transfer in favor of an Obligor, and

(iii) the pledges, charges and security interests in favor of the Secured Party created or provided for in the Security Documents, which pledges, charges and security interests constitute first priority perfected pledges, charges, and security interests in and to all of such Collateral.

          (f) The Pledged Stock under the name of such Obligor in Annex 2 is duly authorized, validly issued, and non-assessable and none of the Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter, by-laws (or bye-laws) or other organizational documents of the respective issuer thereof, upon the transfer of such Pledged Stock (except for any such restriction in the Security Documents or in the agreements governing the LHL Transfer or as required by law or the ANATEL Concession Agreement).

          (g) Except as indicated on Annex 2, the Pledged Stock identified in Annex 2 constitutes all of the issued and outstanding ownership interests of the issuer thereof on the date hereof (whether or not registered in the name of any Obligor) and said Annex 2 correctly identifies, as at the date hereof, the respective issuers thereof, the type or class and par value of such ownership interests (if any), the respective number of shares or units thereof, and registered owners thereof.

          (h) Seller has delivered to Buyer true and correct and complete copies of each of the Satellite Agreements, the ANATEL Concession Agreement and the Boeing Contract as in effect on the date hereof.

          (i) Seller has obtained launch insurance (the “Launch Insurance”) for the EDS Satellite a true and correct copy of which has previously been delivered to the Secured Party together with appropriate certificates of insurance and endorsements designating the Secured Party as a loss payee and providing for direct payment of proceeds as provided in Section 4.04(e) hereof; the Launch Insurance is in full force and effect; and no material dispute exists between the Obligors and the insurers of the Launch Insurance with respect to the provision of coverage pursuant to the terms of the Launch Insurance policy.

          (j) Except as noted on Annex 3 hereto, no Obligor has received written notice from a counterparty to the ANATEL Concession or the Boeing Contract asserting that such Obligor has failed to comply, in any material respect, with such agreements.

          (k) The Collateral in Article III, sections (j) — (m) includes all rights to use intellectual property as are necessary to be conveyed by a satellite manufacturer to a purchaser of a satellite to enable such purchaser to control and operate the EDS Satellite in a commercially appropriate and lawful manner.

ARTICLE III

COLLATERAL

          As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, (i) each of the Seller and SpaceCom hereby pledges, assigns, charges, hypothecates and transfers to the Secured Party, and grants to, and charges in favor of, the Secured Party a charge, lien on and security interest in, all of Seller’s and SpaceCom’s right, title and interest in the EDS Satellite wherever located, and whether on earth or in orbit, and (ii) each Obligor hereby pledges, assigns, charges, hypothecates and transfers to the Secured Party, and grants to, and charges in favor of, the Secured Party a charge, lien on and security interest in, all of such Obligor’s right, title and interest in the following additional property, whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (such property, together with the EDS Satellite, all being collectively referred to herein as “Collateral”):

          (a) all shares of capital stock, share capital or other evidence of beneficial interest of whatever class of each corporation or company identified in Annex 2 in each case together with the certificates evidencing the same if such shares are in certificated form (collectively, the “Pledged Stock”);

          (b) all shares, interests, securities, moneys or other property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, consolidation, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and all options, warrants and similar rights issued to the holders of, or otherwise in respect of, the Pledged Stock;

          (c) without affecting the obligations of such Obligor under any provision prohibiting such action hereunder, in the event of any consolidation, amalgamation or merger of a subsidiary identified in Annex 2 in which such subsidiary is not the surviving entity, all ownership interests of whatever class owned by such Obligor of the successor entity formed by or resulting from such consolidation, amalgamation or merger (the Pledged Stock, together with all shares, interests, securities, moneys or property as may from time to time be pledged or charged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein, and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers, collectively called the “Pledged Collateral”);

          (d) the following contracts and agreements to which such Obligor is a party:

          (i) the Boeing Contract;

          (ii) the Satellite Agreements; and

          (iii) all other agreements providing for sale of EDS Satellite capacity;

(said contracts, agreements and obligations, as so amended, supplemented renewed or modified, including any such replacement or substitution contracts, agreements and obligations, being, individually, an “Assigned Agreement”, and, collectively, the “Assigned Agreements”), including, without limitation, (1) all rights of such Obligor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (2) all rights to receive property, assets, services or other performance thereunder, (3) all rights of such Obligor under the Assigned Agreements to which it is a party to receive return of any premiums for or proceeds of any insurance, payment and/or performance bond, indemnity, warranty or guaranty or to receive condemnation proceeds thereof, (4) all claims of such Obligor for damages arising out of or for breach of or default under the Assigned Agreements and (5) all rights of such Obligor to terminate, amend, supplement, modify or waive performance under the Assigned Agreements, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder, in each case as such contract, agreement and obligation may be amended, supplemented, renewed or otherwise modified, including, without limitation, any agreement, contract or document replacing or substituting for such contract, agreement or obligation from time to time;

          (e) subject to the final paragraph of this Article III, all accounts and general intangibles (each as defined in the Uniform Commercial Code, but excluding all intellectual property of every type (including patents, trademarks and copyrights) other than Intellectual Property) constituting any right of such Obligor to the payment of money under or in respect of the Assigned Agreements, whether at law or in equity (whether or not earned by performance and whether arising directly or indirectly and including claims for reimbursement, contribution, indemnity and subrogation) (such accounts and general intangibles being herein called collectively “Accounts”);

          (f) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of such Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called “Instruments”);

          (g) all spare parts inventory, consumable supplies inventory and maintenance materials inventory and raw materials and work in progress therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof relating to the EDS Satellite and delivered to Skynet pursuant to the EDS Contract (herein collectively called “Inventory”);

          (h) all rights, claims and benefits of such Obligor in, and against any Person arising out of, relating to or in connection with, the EDS Satellite purchased by such Obligor, including, without limitation, any such rights, claims or benefits against any Person storing or transporting the EDS Satellite but excluding any rights, title, claims and benefits under any insurance policies, whether owned by or payable to such Obligor, other than the Insurance Policies (as hereinafter defined);

          (i) all documents of title (as defined in the Uniform Commercial Code) or other receipts of such Obligor covering, evidencing or representing the EDS Satellite or Inventory (herein collectively called “Documents”);

          (j) all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto, in each case, only to the extent that such copyrights, copyright registrations, applications for copyright registrations and other rights are actually included in the sale of the EDS Satellite pursuant to the EDS Contract and then only to the extent so included in the EDS Contract (herein collectively called “Copyrights”);

          (k) all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for all past, present and future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world, in each case, only to the extent that such patents, patent applications and the rights to such income, royalties, damages and payments and other rights are actually included in the sale of the EDS Satellite pursuant to the EDS Contract and then only to the extent so included in the EDS Contract (herein collectively called “Patents”);

          (1) all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations (including, without limitation, all renewals of trademark and service mark registrations, and all rights corresponding thereto throughout the world relating to the ownership, operation, exploitation or use, but excluding any such registration that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Collateral), the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, in each case, only to the extent that such trade names, trademarks, service marks, logos, registrations, applications and other rights are actually included in the sale of the EDS Satellite pursuant to the EDS Contract and then only to the extent so included in the EDS Contract (herein collectively called “Trademarks”);

          (m) all information, identification of suppliers, data, plans, blueprints, designs, models, recorded knowledge, surveys, architectural, structural, mechanical and engineering plans and specifications, studies, reports and drawings, test reports, manuals, material standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, prepared by or on behalf of such Obligor for the operation of the EDS Satellite, in each case, only to the extent that such items are actually included in the sale of the EDS Satellite pursuant to the EDS Contract and then only to the extent so included in the EDS Contract;

          (n) the Insurance Policies, whether owned by or payable to such Obligor, all loss proceeds and other amounts payable to such Obligor thereunder, any indemnity, warranty or guaranty in respect of the property insured thereby, and all eminent domain or similar proceeds or awards with respect thereto and all other rights of such Obligor with respect thereto;

          (o) all books, correspondence, credit files, records, invoices, ledgers and other papers of every kind and nature, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor relating to the ownership, lease, sale, construction, use, operation or exploitation of the EDS Satellite necessary for the operation of the EDS Satellite, provided that, solely with respect to the Seller, SpaceCom and Loral Ltd., the items set forth in this clause (o) shall be limited to include only such items as are actually included in the sale of the EDS Satellite pursuant to the EDS Contract and then only to the extent so included in the EDS Contract; and

          (p) all proceeds, products, offspring, rents, profits, royalties, revenues, issues, income, benefits, accessions, additions, substitutions and replacements of and to any of the property of such Obligor constituting Collateral under the preceding clauses of this Section (including, without limitation, all causes of action, claims and warranties now or hereafter held by any Obligor in respect of any of the Collateral listed above).

          Notwithstanding the foregoing, (i) the Collateral does not include (1) any account (as defined in the Uniform Commercial Code), contract or general intangible (as defined in the Uniform Commercial Code) which contains, after taking into account Sections 9-406 through 9-408 of the applicable Uniform Commercial Code or other applicable law, a valid and enforceable prohibition on the creation, perfection or enforcement of a security interest, but only to the extent and for the duration of such prohibition, or (2) with respect to any property pledged by an Obligor organized under the laws of Brazil, any equipment required to be excluded for Skynet/Brazil to comply with its obligation under Brazilian laws, regulations and/or the ANATEL Concession Agreement, and (ii) nothing herein shall create an obligation on the part of any Obligor to pay or transfer to the Secured Party, or a restriction on the Obligors’ use of, any cash Collateral (other than cash proceeds from the Insurance Policies, which shall be governed by Section 4.04(e)) of this Agreement, other than during a period during which a Security Event of Default has occurred and is continuing.

ARTICLE IV

COVENANTS AND OTHER AGREEMENTS

          In furtherance of the grant of the pledge, charge and security interest pursuant to Article III and subject to Article V, the Obligors hereby jointly and severally agree with the Secured Party as follows:

          SECTION 4.01. Delivery and Other Perfection. Each Obligor shall:

          (a) if any of the shares, interests, securities, moneys or property required to be pledged or charged by such Obligor under clauses (a), (b) and (c) of Article III are received by such Obligor, promptly either (i) transfer and deliver to the Secured Party such shares or securities so received by such Obligor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers or share transfer forms duly executed in blank), all of which thereafter shall be held by the Secured Party pursuant to the terms of this Agreement, as part of the Collateral, (ii) with respect to any Pledged Collateral that is not evidenced by a certificate, execute and deliver written instructions to the issuer thereof to register the security interest created hereunder in such Pledged Collateral in the registration books maintained by such issuer for such purpose and cause the respective Obligor to execute and deliver to the Secured Party a written confirmation to the effect that the security interest created hereunder in such Pledged Collateral has been duly registered in such registration books, all in form and substance satisfactory to the Secured Party or (iii) take such other action as the Secured Party shall reasonably deem necessary or appropriate to duly perfect the security interest created hereunder in such shares, interests, securities, moneys or property in said clauses (a), (b) and (c);

          (b) deliver, assign and pledge to the Secured Party any and all Instruments included in the Collateral, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Secured Party may reasonably request; provided that so long as no Security Event of Default shall have occurred and be continuing, such Obligor may retain for collection in the ordinary course any Instruments, Accounts or General Intangibles received by such Obligor and the Secured Party shall, promptly upon request of such Obligor, make appropriate arrangements for making any Instrument pledged or assigned by such Obligor available to such Obligor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent reasonably deemed appropriate by the Secured Party, against a trust receipt or like document);

          (c) give, execute, deliver, file and/or record any financing statement, form, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Secured Party) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Secured Party to ensure the priority of, or exercise and enforce its rights hereunder with respect to, such pledge, charge and security interest (it being understood that the provisions of this Section will apply to all Collateral, whether personal property or real property, whether tangible or intangible, and wherever located and whenever acquired, including, without limitation, Collateral located outside the United States or in space), including, without limitation, when a Security Event of Default has occurred and is continuing, but subject to receipt of required regulatory approvals (which each Obligor shall use its best efforts to obtain and maintain in effect) causing any or all of the Pledged Collateral to be transferred of record into the name of the Secured Party or its nominee (and the Secured Party agrees that if any Pledged Collateral is transferred into its name or the name of its nominee, the Secured Party will thereafter promptly give to the respective Obligor copies of any notices and communications received by it with respect to the Pledged Collateral pledged or charged by such Obligor hereunder), provided that notices to account debtors or unaffiliated parties in respect of any Accounts, Instruments or other Collateral referred to in clause (i) of Article III shall be subject to the provisions of clause (h) below;

          (d) keep full and accurate books and records in accordance with generally accepted business practices relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Secured Party may reasonably require in order to reflect the security interests granted by this Agreement;

          (e) upon reasonable notice, at any time during normal business hours, permit representatives of the Secured Party to (i) inspect and make abstracts from its books and records pertaining to the Collateral, and (ii) be present at such Obligor’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any material notices or material communications received by such Obligor with respect to the Collateral, all in such manner as the Secured Party may reasonably require; provided, however that no Obligor shall be obligated to disclose any competitively sensitive information other than during the period in which a Security Event of Default has occurred and is continuing;

          (f) (i) maintain the Launch Insurance in full force and effect, (ii) upon the expiry of Launch Insurance, cause “in orbit” coverage (with such exclusions as the Obligors deem in good faith to be appropriate) to be maintained on the EDS Satellite at least equal to the amount of the Secured Obligations, if such coverage is available on commercially reasonable terms as determined in good faith by the Obligors (such “in orbit” coverage, together with the Launch Insurance, the “Insurance Policies”), and (iii) designate prior to the date hereof and thereafter maintain (pursuant to endorsements or other documents appropriate for the purpose) the Secured Party as a loss payee in respect of all Insurance Policies (to the extent of its interest therein with respect to the Secured Obligations) and, in connection therewith, providing that the first $50 million (or such lesser amount as may then constitute Secured Obligations) be paid directly and solely to the Secured Party as set forth in Section 4.04(e) of this Agreement; provided that at any time when the Secured Obligation shall be less than the amount for which the Secured Party has been so designated a loss payee, the Secured Party will cooperate with the Obligors to amend such endorsements or other documents to reduce such amount to an amount equal to the then outstanding Secured Obligations;

          (g) within twenty (20) days after the end of each calendar quarter, provide health status reports for the EDS Satellite to the Secured Party as of the last day of such quarter, summarizing all spacecraft related incidents and anomalies known to the Obligors and the status of the subsystems on the EDS Satellite; and

          (h) upon the occurrence and during the continuance of any Security Event of Default, upon request of the Secured Party, promptly notify (and such Obligor hereby authorizes the Secured Party so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Secured Party hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Secured Party to be applied to the payment of the Secured Obligations.

          SECTION 4.02. Other Financing Statements and Encumbrances. Without the prior written consent of the Secured Party, no Obligor shall authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Secured Party is not named as the sole secured party except as to Permitted Liens.

               SECTION 4.03. Preservation of Rights. The Secured Party shall not be required steps necessary to preserve any rights against prior parties to any of the Collateral.

               SECTION 4.04. Special Provisions Relating to Certain Collateral.

               (a) Pledged Collateral.

     (i) So long as no Security Event of Default shall have occurred and be continuing, the Obligors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral, provided that each Obligor agrees that it will not vote the Pledged Collateral pledged or charged by it hereunder in any manner that is in violation of the terms of the Security Documents; and the Secured Party shall execute and deliver to the Obligors or cause to be executed and delivered to the Obligors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Obligors may reasonably request for the purpose of enabling the Obligors to exercise the rights and powers that they are entitled to exercise pursuant to this paragraph (a)(i).

     (ii) Nothing in this Agreement shall restrict any Subsidiary of any Obligor set forth in Annex 2 from declaring and paying to any Obligor any dividends or distributions in respect of its ownership interests held by the Obligor, provided that following the occurrence and during the continuance of a Security Event of Default all such dividends and distributions shall be paid directly to a segregated interest-bearing cash collateral account established by and in the name of the Secured Party (for the benefit of such Obligor) and shall be held therein as additional Collateral hereunder. If, notwithstanding the foregoing, such dividends or distributions shall be paid to any Obligor following the occurrence and during the continuance of a Security Event of Default, the same shall be held by such Obligor in trust for the Secured Party and the other Secured Party, segregated from the other funds of such Obligor, and promptly turned over to the Secured Party for deposit into the aforesaid account.

     (b) Assigned and Other Agreements. Anything herein to the contrary notwithstanding, each Obligor party to any Assigned Agreement or other relevant agreement shall remain liable under such Assigned Agreement or other agreement to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed. The exercise by the Secured Party of any of the rights hereunder shall not release any Obligor from any of its duties or obligations under any Assigned Agreement or any such other agreement, except to the extent provided therein or any consent and agreement relating thereto and upon foreclosure and assignment of such Assigned Agreement. The Secured Party shall have no obligation or liability under any Assigned Agreement or such other agreement, by reason of the existence of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Obligor thereunder or to take action to collect or enforce any claim for payment assigned hereunder, except to the extent provided therein or any such consent and agreement. If any Obligor fails to perform any agreement contained herein or in any of the Assigned Agreements or other agreements constituting part of the Collateral required to be performed by such Obligor, within 30 days after receipt by the Seller of written notice from the Secured Party informing it of such failure, the Secured Party may itself perform, or cause the performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Company and shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Article III.

     (c) Intellectual Property.

     (i) For the purpose of enabling the Secured Party to exercise rights and remedies under Section 5.01 at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Obligor hereby grants to the Secured Party, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Obligor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Obligor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

     (ii) Notwithstanding anything contained herein to the contrary, so long as no Security Event of Default shall have occurred and be continuing, the Obligors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Obligors. In furtherance of the foregoing, unless a Security Event of Default shall have occurred and be continuing the Secured Party shall from time to time, upon the request of the respective Obligor through the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Obligor through the Company shall have certified are appropriate (in their judgment) to allow them to take any action permitted above (including relinquishment of the license provided pursuant to paragraph (i) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations and cancellation or termination of the Commitments or earlier expiration of this Agreement or release of the Collateral, the Secured Party shall grant back to the Obligors the license granted pursuant to said paragraph (i). The exercise of rights and remedies under Section 5.01 by the Secured Party shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Obligors in accordance with the first sentence of this paragraph (ii).

     (iii) The security interests granted by each Obligor hereunder in Intellectual Property are intended to assure the ownership, operation, exploitation and use of the EDS Satellite by Secured Party or any transferee following foreclosure, and the Secured Party shall not have any right to sell or otherwise transfer any Intellectual Property independently of a transfer of the EDS Satellite to a buyer on foreclosure. In addition, so long as the foregoing license to the Intellectual Property is available to assure the effective ownership, operation, exploitation and use of the EDS Satellite, neither the Secured Party nor any successor shall have any right to acquire ownership thereof.

     (d) EDS Satellite. Each Obligor agrees and acknowledges that (i) the Collateral includes a pledge by the Seller of the EDS Satellite, (ii) that the Secured Party intends to perfect its security interest in and security interest on such satellite, (iii) that the Obligors anticipate that, in due course, ownership of the EDS Satellite is expected to be sold by Seller to Skynet and by Skynet to Skynet/Brazil, and (iv) that any such sale of the EDS Satellite is and shall at all times be permitted pursuant to the terms hereof, provided, however, that any transfer thereof shall be fully subject, in all respects, to the Secured Party’s continuing security interest therein until released upon the payment and performance in full of all Secured Obligations.

     Without limiting in any respect any other provisions of this Agreement, each Obligor agrees to assist the Secured Party in achieving and maintaining perfection of its security interest in the EDS Satellite through whatever method or methods the Secured Party may from time to time reasonably request, including (i) filing UCC financing statements on the basis that satellites constitute “mobile goods” under the Uniform Commercial Code, (ii) filing UCC financing statements or other security interest perfection documents in each jurisdiction in which the satellite is manufactured integrated or processed, from where any satellite is launched, from where it is controlled or in which it may from time to time be deemed located to the extent such filing in such jurisdiction is reasonably required in order to perfect and maintain the perfection of the Secured Party’s security interests therein and security interest thereon, or priority (iii) taking all actions required to be consistent with present and future practices of third-party creditors intending to perfect security interests in satellites owned by United States persons launched from any location and (iv) taking all actions responsibly required from time to time to create, maintain, ensure the priority of and perfect security interests in satellites like the EDS Satellite (both before and after lunch and while in orbit and prior to and after any permitted sale) as specified in any United States, foreign or international law, regulation, convention or treaty relating to the creation, perfection and/or priority of security interests and security interests in satellites.

     (e) Insurance. All cash proceeds of Insurance Policies, up to the maximum amount of the then outstanding Secured Obligations shall be paid to and held by the Secured Party as cash collateral hereunder in an account in Seller’s name pursuant to a control agreement in customary form, pursuant to which Secured Party has exclusive control thereof (including, for the avoidance of doubt and without limitation, the right to make withdrawals in accordance with the terms of this Agreement without consent of the Seller). The Secured Party agrees that it will invest any such cash collateral only in Cash Equivalents. Proceeds of such investments shall be held by the Secured Party as additional collateral hereunder until it holds cash collateral (or investments thereof) equal to the amount of the outstanding Secured Obligations, and thereof the Secured Party shall promptly pay such excess over to the Seller.

     (f) Other Cash Collateral. Notwithstanding anything herein contained to the contrary, so long as no Security Event of Default shall have occurred and be continuing, the Obligors will be permitted without restriction to use any cash Collateral (other than cash proceeds from the Insurance Policies, which shall be governed by Section 4.04(e) of this Agreement) and nothing herein shall create any obligation for an Obligor to transfer such cash Collateral to the Secured Party.

               SECTION 4.05. TT&C Deliverables. For the purpose of enabling the Secured Party to exercise rights and remedies under Section 5.01, at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies the Obligors will furnish Buyer with the documentation, data and software specified in Annex 4 hereto, one (1) set of encryption keys that are compatible with the EDS spacecraft secure command system and one (1) command encryptor, in each case which shall conform with the requirements of Exhibit A to the EDS Contract (collectively, the “Deliverables”), subject to all requisite government approvals and compliance with all governmental procedures, and agree to use their respective commercially reasonable efforts to assist the Secured Party in obtaining such approvals and complying with such procedures.

               The Buyer acknowledges that its access to certain of the Collateral will be subject to U.S. laws (“Restricted Deliverables”), including without limitation, U.S. export control laws. Accordingly, Buyer agrees that notwithstanding anything contained herein to the contrary, Buyer shall not take any action that would constitute a violation of applicable U.S. laws and shall obtain all such approval and consent as may be necessary for it to obtain access to the Restricted Deliverables, including without limitation, such approvals and consents as may be required under U.S. export control laws.

               Notwithstanding anything contained herein to the contrary, Buyer shall also not take any action relating to the Deliverables that would constitute a violation of applicable Brazilian laws and regulations or of the ANATEL Concession Agreement; or (ii) permit early termination or cause forfeiture of the ANATEL Concession.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

               SECTION 5.01. Security Events of Default. During the period during which a Security Event of Default shall have occurred and be continuing:

     (a) each Obligor shall, at the request of the Secured Party, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Secured Party and such Obligor, designated in its request;

     (b) the Secured Party may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

     (c) the Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said

Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Party were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be reasonably necessary to give effect to such right) and the power of sale and other powers specified in the Conveyance Act 1983 of Bermuda, as varied or amended by this Agreement;

     (d) the Secured Party in its discretion may, in its name or in the name of the Obligors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

     (e) the Secured Party may, upon 30 days’ prior written notice to the Obligors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Secured Party or any of their respective agents, sell, transfer, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Secured Party deems best, and for cash or for credit or for future delivery, at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and any Secured Party or anyone else may be the purchaser, transferee, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

               Notwithstanding the foregoing, the Secured Party agrees that it will not take, and will not require any Obligor to take, any action pursuant to this Section 5.01 with respect to any Pledged Stock or other Collateral until such time as any government approval or consent required in connection therewith, including, without limitation, that of ANATEL has been granted or obtained and will not take, and will not require any Obligor to take, any action pursuant to this Section 5.01 with respect to any of the Deliverables in violation of any applicable laws or regulations or of the ANATEL Concession Agreement. Following the occurrence and during the continuance of any Security Event of Default the Obligors shall at the request of the Secured Party use their reasonable best efforts to assist the Secured Party in obtaining any governmental approval or consent, including that of ANATEL, that may be necessary to allow for the exercise remedies provided herein with respect to the Collateral.

               The proceeds of each collection, sale or other disposition under this Section, including by virtue of the exercise of the license granted to the Secured Party in Section 4.04(c),

shall be applied in accordance with Section 5.05. Any such sale or other disposition under this section shall be conducted in a commercially reasonable manner.

               The Obligors recognize that, by reason of certain prohibitions contained in the securities Act of 1933, as amended, and applicable state securities laws, the Secured Party may compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Secured Party than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

               SECTION 5.02. Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.01 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, SS/L (but not any other Obligor) shall remain liable for any deficiency.

               SECTION 5.03. Removals, Etc. Except upon at least 30 days’ prior written notice to the Secured Party, each Obligor shall not: (i) maintain the original or “master” copies of any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or (except with respect to Collateral in the possession of the Secured Party) permit any Collateral to be located anywhere other than at one of the locations identified in Annex 5 under its name (other than the EDS Satellite in orbit), or (ii) change its name from the name shown on the signature pages hereto.

               SECTION 5.04. Private Sale. No Secured Party shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.01(e) conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree.

               SECTION 5.05. Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Secured Party under this Agreement, shall be applied by the Secured Party:

     First, to the payment in full of the Secured Obligations; and

     Thereafter, to the payment to the respective Obligor, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

               As used in this Article, “proceeds” of Collateral means cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Obligors or any issuer of or obligor on any of the Collateral.

               SECTION 5.06. Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Secured Party while no Security Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Security Event of Default the Secured Party is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions hereof and taking any action and executing any instruments that the Secured Party may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Secured Party shall be entitled under this Article V to make collections in respect of the Collateral, the Secured Party shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

               SECTION 5.07. Perfection and Priority. Prior to or concurrently with the execution and delivery of this Agreement, each Obligor shall (i) file such financing statements and other documents in such offices as the Secured Party may reasonably request to perfect or ensure the priority of the security interests granted by Article III, (ii) take any action as the Secured Party may reasonably request to perfect the pledge of any ownership interests for purposes of Article 8 of the Uniform Commercial Code and/or (iii) deliver to the Secured Party all certificates identified in Annex 2, accompanied by undated stock or transfer powers or share transfer forms duly executed in blank.

               SECTION 5.08. Release of Collateral; Termination.

     (a) Upon the earlier of (i) the performance and payment in full of all Secured Obligations, (ii) prepayment by Seller to Secured Party of an amount equal to $50 million less the sum of all milestone payments earned by Seller to date pursuant to the Procurement Agreement, and (iii) the termination of the Procurement Agreement by the Secured Party pursuant to Article 17 thereof, this Agreement shall automatically terminate.

     (b) At all times after the amount of cash Collateral (including investments thereof) held by the Secured Party shall first equal the then outstanding Secured Obligations, the sole Collateral under this Agreement shall, subject to Section 5.08(c) below, be such cash Collateral, and the Obligors shall be relieved from compliance with any and all obligations, representations and warranties under this Agreement with respect to any other Collateral, including, without limitation, those set forth in Article IV.

     (c) If at any time the amount of cash Collateral (including investments thereof) held by the Secured Party shall exceed the then outstanding Secured Obligations, such excess cash Collateral shall cease to constitute Collateral and the Obligors shall at all times thereafter be relieved from compliance with any and all obligations, representations and warranties under this Agreement with respect to such excess cash Collateral, Including, without limitation, those set forth in Article IV. The Secured Party shall promptly pay to Seller such excess cash Collateral.

     (d) At any time that any property of the Obligors shall cease to constitute Collateral under this Agreement (including, for the avoidance of doubt, upon termination of this Agreement), the Secured Party shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever (except that the Secured Party assigns, transfers and delivers free of any Lien created with its consent), any such property and money received in respect thereof, to or on the order of the respective Obligor and to be released and canceled all licenses and rights referred to in Section 4.04(c) that cease to constitute Collateral. The Secured Party shall also execute and deliver to the respective Obligor upon such release of property of the Obligors such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Obligor to effect the termination and release of the security interest on such property. Nothing in the foregoing shall be deemed to require a release of Buyer’s security interest in all work-in-progress on the Purchased Satellite, which shall continue in full force and effect pursuant to the terms of the Procurement Agreement.

               SECTION 5.09. Further Assurances. Each Obligor agrees that, from time to tune upon the written request of the Secured Party, such Obligor will execute and deliver such further documents and do such other acts and things as the Secured Party may reasonably request in order fully to effect the purposes of this Agreement. Without limiting the foregoing, each Obligor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Obligor where permitted by law, provided that copies of any such statement or amendment thereto shall promptly be delivered to the Company. Notwithstanding the foregoing, nothing in this Agreement shall require any Obligor to obtain any “control agreement” relating to accounts prior to the occurrence and continuance of a Security Event of Default.

               SECTION 5.10. Standstill. Notwithstanding any provision of this Agreement to the contrary providing rights to the Secured Party or imposing obligations on any Obligor which are expressly available only after a Security Event of Default shall have occurred, the Secured Party shall not exercise any such rights and no Obligor shall have any such obligation unless (i) the Secured Obligations are due and unpaid pursuant to the terms of the Procurement Agreement, and (ii) the Secured Party shall given to the Obligors at least 30 days’ prior written notice of intent to exercise such right or to bind the Obligor to such obligation.

ARTICLE VI

MISCELLANEOUS

               SECTION 6.01. No Waiver. No failure on the part of the Secured Party or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party or any other Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

               SECTION 6.02. Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at (i) in the case of each Obligor, c/o the Seller at the address specified in the Procurement Agreement; and (ii) in the case of the Secured Party at the address specified for it in the Procurement Agreement, and shall be deemed to have been given at the times specified for such types of notices in the Procurement Agreement.

               SECTION 6.03. Expenses.

     (a) Seller agrees to reimburse the Secured Party for all reasonable costs and expenses of the Secured Party (including, without limitation, the reasonable fees and expenses of legal counsel) in accordance with the final sentence of this paragraph 6.03(a) in connection with (i) any Security Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Secured Party of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings of any Obligor (other than those in existence on the date hereof), or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Secured Party in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section. Seller’s obligation to reimburse the Secured Party for such reasonable costs and expenses under this Section 6.03(a) shall be limited as follows: (1) Seller shall reimburse up to the first $300,000 of the reasonable costs and expenses of the Secured Party, (2) costs and expenses of the Secured Party in excess of $300,000 and less than $800,000 shall be for the Secured Party’s own account, and (3) Seller shall reimburse the reasonable costs and expenses of the Secured Party in excess of $800,000.

     (b) The Seller will pay all filing, registration and recording fees or refiling, re- registration and re-recording fees, and all expenses incident to the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of any Security Document.

     (c) The Seller will pay, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments and other governmental or non-governmental charges or levies now or hereafter assessed or levied against the Collateral or upon the Security interests provided for herein as well as pay, or cause to be paid, all claims for labor, materials or supplies which, if unpaid, might by law become an Encumbrance thereon, and will retain copies of, and, upon request, permit the Secured Party to examine, receipts showing payment of any of the foregoing, in each case only to the extent that nonpayment is reasonably likely to impair the Collateral or the ability of the Obligors to perform their obligations under this Agreement.

               SECTION 6.04. Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Obligor and the Secured Party. Any such amendment or waiver shall be binding upon the Secured Party, each other Secured Party and each Obligor.

               SECTION 6.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Obligor and the Secured Party provided, however, that no Obligor shall assign or transfer its rights hereunder without the prior written consent of the Secured Party.

               SECTION 6.06. Captions. The caption and section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

               SECTION 6.07. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

               SECTION 6.08. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

     (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     (b) EACH OBLIGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS

AGREEMENT SHALL AFFECT ANY RIGHT THAT THE SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY OBLIGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

     (c) EACH OBLIGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     (d) TO THE EXTENT THAT ANY OBLIGOR MAY BE OR BECOME ENTITLED, IN ANY JURISDICTION IN WHICH JUDICIAL PROCEEDINGS MAY AT ANY TIME BE COMMENCED WITH RESPECT TO THIS AGREEMENT, TO CLAIM FOR ITSELF OR ITS PROPERTY OR REVENUES ANY IMMUNITY FROM SUIT, COURT JURISDICTION, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OF A JUDGMENT OR FROM ANY OTHER LEGAL PROCESS OR REMEDY RELATING TO ITS OBLIGATIONS UNDER THIS AGREEMENT AND TO THE EXTENT THAT IN ANY SUCH JURISDICTION THERE MAY BE ATTRIBUTED SUCH AN IMMUNITY (WHETHER OR NOT CLAIMED), SUCH OBLIGOR HEREBY IRREVOCABLY AGREES NOT TO CLAIM AND HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY TO THE FULLEST EXTENT PERMITTED BY THE LAWS OF SUCH JURISDICTION.

               SECTION 6.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

               SECTION 6.10. No Third Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of the Obligors and the Secured Party, and no other Person shall have any rights hereunder.

               SECTION 6.11. Agents and Attorneys-in-Fact. The Secured Party may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

               SECTION 6.12. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

               SECTION 6.13. Overriding Transactions; Savings. The parties hereby consent to the transactions listed on Annex 1, but only to the extent that any transaction subject to such consent would not materially adversely affect the continued validity, enforceability and perfection of the security interests provided for herein. In addition, the Secured Party hereby acknowledges and agrees that Skynet/Brazil does not purport to grant any security interest in the EDS Satellite hereunder, but merely confirms that all right, title and interest it may acquire therein is or will be acquired subject to any preexisting security interest created by Seller pursuant to the terms hereof prior to the EDS Satellite being transferred to Skynet/Brazil.

               SECTION 6.14. Conflicting Provisions. In the event of conflict or inconsistency between the provisions of this Agreement and the provisions of the Quota Pledge Agreement, the latter shall prevail.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Consulado-Geral da República Federativa do Brasil em Nova York

Reconheço verdadeira a assinatura, por semelhança, no documento anexo, de NORMAN GOODMAN, Tabelião do Foro do Condado de NOVA YORK, Estado de NOVA YORK, Estados Unidos da América. E, para constar onde convier, mandei passar o presente, que assinei e fiz selar o com Selo de Armas desta Repartição consular, sendo dispensado o reconhecimento de firma, no Brasil, da Autoridade consular, nos termos do Decreto número 84.451, de 31/01/1980.

Nova York, 23 de março de 2004

Recebi:	1x R20.00 (ouro) ou	Andressa Agostini de Paula Carvalho
	1x US$20.00.	Vice-Cônsul
Tabela 416.

A LEGAIZAÇÃO DA ASSINATURA NÃO IMPLICA ACEITAÇÃO OU APROVAÇÃO DO DOCUMENTO
The legalization of the signature does not imply acceptance or approval of the document

Consulado-Geral da República Federativa do Brasil em Nova York

Reconheço verdadeira a assinatura, por semelhança, no documento anexo, de NORMAN GOODMAN, Tabelião do Foro do Condado de NOVA YORK, Estado de NOVA YORK, Estados Unidos da América. E, para constar onde convier, mandei passar o presente, que assinei e fiz selar com o Selo de Armas desta Repartiçéo consular, sendo dispensado o reconhecimento de firma, no Brasil, da Autoridade consular, nos termos do Decreto número 84.451, de 31/01/1980.

Nova York, 23 de março de 2004

Recebi:	1x R20.00 (ouro) ou	Andressa Agostini de Paula Carvalho
	1x US$20.00.	Vice-Cônsul
Tabela 416.

A LEGALIZAÇÃO DA ASSINATURA NÃO IMPLICA ACEITAÇÃO OU APROVAÇÃO DO DOCUMENTO
The legalization of the signature does not imply acceptance or approval of the document

LORAL SPACECOM CORPORATION,
as debtor and debtor in possession, acting on its own behalf and on behalf of LORAL SKYNET, its division.

By	/s/ Janet T. Yeung

Name:
Title:

[SEAL OF NEW YORK COUNTY CLERK]

State of New York	}	ss.:	No. 370842 Form 1
County of New York,	}

          I, NORMAN GOODMAN, County Clerk and Clerk of the Supreme Court of the State of New York, in and for the County of New York, a Court of Record, having by law a seal,

          DO HEREBY CERTIFY pursuant to the Executive Law of the State of New York, that

Maria A. Fekete

whose name is subscribed to the annexed affidavit, deposition, certificate of acknowledgment or proof, was at the time of taking the same a NOTARY PUBLIC in and for the State of New York duly commissioned, sworn and qualified to act as such; that pursuant to law, a commission or a certificate of his official character, with his autograph signature has been filed in my office; that at the time of taking such proof, acknowledgment or oath, he was duly authorized to take the same; that I am well acquainted with the handwriting of such NOTARY PUBLIC or have compared the signature on the annexed instrument with his autograph signature deposited in my office, and I believe that such signature is genuine.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal this

Consulado-Geral da República Federativa do Brasil em Nova York

Reconheço verdadeira a assinatura, por semelhança, no documento anexo, de NORMAN GOODMAN, Tabelião do Foro do Condado de NOVA YORK, Estado de NOVA YORK, Estados Unidos da América. E, para constar onde convier, mandei passar o presente, que assinei e fiz selar com o Selo de Armas desta Repartição consular, sendo dispensado o reconhecimento de firma, no Brasil, da Autoridade consular, nos termos do Decreto número 84.451, de 31/01/1980.

Nova York, 23 de março de 2004
Recebi:	1x R20.00 (ouro) ou	Andressa Agostini de Paula Carvalho
	1x US$20.00.	Vice-Cônsul
Tabela 416.

A LEGALIZAÇÃO DA ASSINATURA NÃO IMPLICA ACEITAÇÃO OU APROVAÇÃO DO DOCUMENTO
The legalization of the signature does not imply acceptance or approval of the document

LORAL SPACECOM CORPORATION,
as debtor and debtor in possession, acting on its own behalf and on behalf of LORAL SKYNET, its division.

By

Name:
Title:

Subscribed and sworn to before
me by Loral SpaceCom Corporation
this      day of March, 2004.

NOTARY PUBLIC

LORAL SKYNET DO BRASIL LTDA.
By	/s/ Philip Joseph Rabito
	Name:	PHILIP JOSEPH RABITO
	Title:	OFFICE MANAGER

By	/s/ Marcelo Sant’ Anna
	Name:	MARCELO SANT’ ANNA
	Title:	GENERAL MANAGER

SECURED PARTY INTELSAT LLC, as Secured Party

By:	/s/ Ramu Potarazu
Name: Ramu Potarazu
Title: President

Subscribed and sworn to before me
by Intelsat LLC

[SEAL OF NEW YORK COUNTY CLERK]

State of New York County of New York,	} }	ss.:	No. 370843 Form 1

          I, NORMAN GOODMAN, County Clerk and Clerk of the Supreme Court of the State of New York, in and for the County of New York, a Court of Record, having by law a seal,

          DO HEREBY CERTIFY pursuant to the Executive Law of the State of New York, that

Elaine Yi Zu Ho

whose name is subscribed to the annexed affidavit, deposition, certificate of acknowledgment or proof, was at the time of taking the same a NOTARY PUBLIC in and for the State of New York duly commissioned, sworn and qualified to act as such; that pursuant to law, a commission or a certificate of his official character, with his autograph signature has been filed in my office; that at the time of taking such proof, acknowledgment or oath, he was duly authorized to take the same; that I am well acquainted with the handwriting of such NOTARY PUBLIC or have compared the signature on the annexed instrument with his autograph signature deposited in my office, and I believe that such signature is genuine.

     IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal this

Consulado-Geral da República Federativa do Brasil em Nova York

Reconheço verdadeira a assinatura, por semelhança, no documento anexo, de NORMAN GOODMAN, Tabelião do Foro do Condado de NOVA YORK, Estado de NOVA YORK, Estados Unidos da América. E, para constar onde convier, mandei passar o presente, que assinei e fiz selar com o Selo de Armas desta Repartição consular, sendo dispensado o reconhecimento de firma, no Brasil, da Autoridade consular, nos termos do Decreto número 84.451, de 31/01/1980.

Nova York, 23 de março de 2004

Recebi:	1x R20.00 (ouro) ou	Andressa Agostini de Paula Carvalho
	1x US$20.00.	Vice-Cônsul
Tabela 416.

A LEGALIZAÇÃO DA ASSINATURA NÃO IMPLICA ACEITAÇÃO OU APROVAÇÃO DO DOCUMENTO
The legalization of the signature does not imply acceptance or approval of the document

ANNEX 1

PERMITTED TRANSACTIONS

•	The LHL Transfer (provided that after giving effect thereto, all of the outstanding ownership interests of LHL constitute Collateral hereunder).

•	The Satellite Agreements and the transaction contemplated thereby.

•	The redomiciliation of LHL as an entity organized under the laws of a State of the United States of America.

Annex 1 to the Agreement

ANNEX 2

PLEDGED STOCK

				Number of
			Type or	Shares or
	Certificate		Class of	Interests and
	Nos.	Registered	Ownership	Percentage of
Issuer	(if any)	Owner	Interests	Outstanding
Loral Holdings Ltd.		Loral Space &	1,200,000
		Communications Ltd.*	ordinary shares	100.0000%

* Subject to the LHL Transfer.

Annex 2 to the Agreement

ANNEX 3

COMPLIANCE NOTICES

     Letter, dated March 9, 2004, from ANATEL to Skynet/Brazil.

Annex 3 to the Agreement

ANNEX 4
DOCUMENTATION, DATA AND SOFTWARE

No.	Title	Quantity
	Contract Documents

1	Program Management Plan	5

2	Program Master Schedule	5

3	Satellite Configuration Data

	a. Preliminary CIL	3

	b. As-built CIL	3

4	FCC and ITU Satellite Coordination Data	3

5	PDR Data

	a. Data Package	5

	b. Presentation material	As delivered

	c. Minutes/ Action Items	5

	d. Close-out Report	4

	e. Agenda	1

	f. Invitation	1

6	CDR Data

	a. Data Package	5

	b. Presentation Material	As delivered

	c. Minutes/ Action Items	5

	d. Close-out Report	5

	e. Agenda	1

	f. Invitation	1

7	System Test Procedure (Satellite)	5

8	System Test Report (Satellite)	2

9	Prelaunch Test Procedure	5

10	Mission Profile Description	5

11	In-Orbit Test (“IOT”):

	a. IOT Description	5

	b. IOT Procedures	5

	c. In-Orbit Test Summary Report	5

	d. Detailed In-Orbit Test Report	5

12	Monthly Progress Report	5

13	Telemetry and Command Databases	As delivered

14	Mission Operation Plan	3

15	Satellite Orbital Operations Handbook (“SOOH”)

	a. SOOH, Volume I, Satellite Technical Description	10

	b. SOOH, Volume II, Satellite On-Orbit Operations	10

Annex 4 to the Agreement

	c. SOOH, Volume III, Operations Procedures	10

	d. SOOH, Volume IV, Satellite Parameters (Calibration Data)	10

16	Documentation Required by Launch Agencies	3

17	Major Non-conformance Report	3

18	Class I Waivers, Deviations, and Engineering Change Proposals	3

19	Satellite End Item Data Package	2

20	a. Training Plan	5

	b. Training Materials	As delivered

21	Satellite to Launch Vehicle ICD	3

22	Design Analysis Reports:	As delivered

	a. Communication Subsystem Analysis Report

	b. Thermal Analysis Report

	c. Structural Analysis Report

	d. EPS Analysis Report

	e. Pointing Error Analysis Report

	f. Propellant Requirements Analysis Report

	g. Reliability Analysis Report

	h. Mass Properties Analysis Report

	i. Dynamics Analysis Report

	j. Control Subsystem Analysis Report

	k. Radiation and Electrostatic Discharge Analysis Report

	m. TT&C Subsystem Analysis Report

23	Satellite Acceptance Certificate	1

Annex 4 to the Agreement

ANNEX 5

LIST OF LOCATIONS

600 Third Avenue
New York, NY 10016

500 Hills Drive
Bedminster, NJ 07921

3825 Fabian Way Palo Alto, CA 94303

Av. Rio Branco No. 1
20090-003
Rio de Janeiro, Brazil

Av. Barao de Teffe 7
20220-003
Rio de Janeiro, Brazil

Annex 5 to the Agreement